THIS AMENDING AGREEMENT made and dated for reference the 26th day of March, 2010.

BETWEEN:

FUTURE CANADA CHINA ENVIRONMENT INC., a Nevada corporation, 114 West Magnolia Street, Suite 437, Bellingham, WA 98225

(“Pubco”)

AND:

GUANGDONG HONGMAO INDUSTRIAL CO., LTD. a People’s Republic of China corporation, 4002, 40th floor of Fuli Yinglong square, No. 76, the west of Huangpu main road, the Milky Way district, Guangzhou 510620

(“Priveco”)

AND:

THE UNDERSIGNED SHAREHOLDERS OF PRIVECO

(the “Selling Shareholders”)

WHEREAS:

A.

The parties entered into a share exchange agreement dated February 2, 2009 (the “Agreement”), wherein Pubco agreed to acquire all of the issued and outstanding shares of Priveco’s common stock from the Selling Shareholders;

B.	The parties amended the Agreement by entering into and amending agreement dated August 24, 2009;

C.	The parties wish to further amend certain provisions of the Agreement; and

D.	Capitalized terms used herein shall have the same meanings as contained in the Agreement.

NOW THEREFORE THIS AMENDING AGREEMENT WITNESSETH that in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which is also hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

1.	All capitalized terms not otherwise defined herein shall have the meanings set out in the Agreement.

2.	Recital B is deleted in its entirety and is replaced with the following:

Pubco has agreed to issue 1,500,000 common shares in the capital of Pubco to the Selling Shareholders as consideration for the purchase by Pubco of all of the issued and outstanding common shares of Priveco held by the Selling Shareholders;

3.	In all other respects the terms and conditions of the Agreement shall continue in full force and effect.

4.

Each of the parties hereto agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances as may be required in order to carry out the true intent and meaning of this Amending Agreement.

5.	This Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their successors and permitted assigns, as the case may be.

6.

This Amending Agreement may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will be deemed to be one and the same instrument. The execution of this Amending Agreement will not become effective until all counterparts hereof have been executed by all of the parties hereto.

7.

Each of the parties hereto will be entitled to rely upon delivery by facsimile of executed copies of this Amending Agreement, and such facsimile copies will be effective to create a valid and binding agreement among the parties hereto in accordance with the terms and conditions of this Amending Agreement.

IN WITNESS WHEREOF this Amending Agreement has been executed and delivered as of the day and year first above written.

FUTURE CANADA CHINA ENVIRONMENT INC.

Per:	/s/ Rui Yang
Authorized Signatory
Name: Rui Yang
Title: President

GUANGDONG HONGMAO INDUSTRIAL CO., LTD.

Per:	/s/ Xianggang
Authorized Signatory
Name: Xianggang
Title: President

SELLING SHAREHOLDERS

/s/ Xianggang	/s/ Xiangcheng
XIANGGANG	XIANGCHENG

/s/ Pan Dongmei
PAN DONGMEI